UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 30, 2022, Duos Technologies Group, Inc. (“Duos”) received confirmation of a previously announced award with a Master Services Agreement (“MSA”) for thermal and vison scanner solutions from the National Railroad Passenger Corporation (“Amtrak”).  The MSA includes issuance of a full “Notice to Proceed” to perform the services as offered therein.

The initial award is for approximately $9 million for the installation of two Railcar Inspection Portals to be located at Secaucus, N.J. Additionally, the Company has been selected to supply maintenance services of the two portals for approximately $850 thousand annually on a recurring basis once the portals are in operation. The RIPs will be specifically designed and built to meet certain Amtrak requirements for high-speed passenger rail applications.

Installation is expected to begin in the latter part of 2022 and complete in the first half of 2023.The Company will provide further updates as the project progresses.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including, but not limited to, statements concerning relating to the construction, design and installation of our Railcar Inspection Portals, the entry into of an MSA or other definitive agreement with Amtrak, the services expected to be provided to Amtrak under the aware and the revenue expected to be derived from the award, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Generally, the words “believe,” “may,” “will,” “estimate,” “approximate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are based on management’s current plans, intentions, expectations and estimates.  Although management believes that that such plans, intentions, expectations and estimates reflected in or suggested by these forward-looking statements are reasonable, there can be no guarantee or assurance that such plans, intentions, expectations or estimates will be achieved or realized.  Such forward-looking statements are neither promises nor guarantees and are made subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, risks relating to general market and economic conditions, supply chain disruptions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission.  Except as required under applicable law, the Company assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.  All forward-looking statements attributable to the Company or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: March 30, 2022	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer